Exhibit 99.1

INSTALLED BUILDING PRODUCTS ANNOUNCES THE ACQUISITION OF

BLIND AMBITIONS LLC.

– Blind Ambitions Acquisition Adds $9.4 Million of Annual Revenue –

– IBP also Announces Acquisition of Allpro Insulation with $2.8 Million of Annual Revenue –

Columbus, Ohio, December 29, 2017. Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE: IBP), an industry-leading installer of insulation and complementary building products, announced today the acquisition of Blind Ambitions LLC. Founded in 2006, Blind Ambitions has multiple locations throughout the southeast. Blind Ambitions specializes in installing blinds, shades and shutters primarily for the new construction homebuilding industry and has trailing-twelve month revenue of $9.4 million.

In addition to Blind Ambitions, the company acquired Allpro Insulation Co. Founded in 1998, Allpro serves the greater Raleigh market through one branch location. The company primarily provides fiberglass insulation installation services for single-family residential customers and has trailing-twelve month revenue of $2.8 million.

“IBP began offering window blind installation services two years ago, and this product category has grown organically to approximately $10 million of annual revenue. With trailing-twelve month revenue of $9.4 million, Blind Ambitions nearly doubles our category revenue, significantly expands our footprint in compelling markets, and enhances our product offering to include shades and custom shutters,” stated Jeff Edwards, Chairman and Chief Executive Officer. “Blind Ambitions’ customer base and experienced management team will create immediate value for IBP and provides a nearly $20 million platform to meaningfully increase these product offerings in our current markets and throughout our national network of branches. We are excited about growing our window blinds business, and our pipeline of potential acquisitions remains robust as we continue to look at opportunities that expand IBP’s footprint, product offerings and end markets.”

About Installed Building Products

Installed Building Products, Inc. is one of the nation’s largest insulation installers for the residential new construction market and is also a diversified installer of complementary building products, including waterproofing, fire-stopping and fireproofing, garage doors, rain gutters, shower doors, closet shelving and mirrors, throughout the United States. The Company manages all aspects of the installation process for its customers, including direct purchases of materials from national manufacturers, supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects from its national network of branch locations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the demand for our services and product offerings, expansion of our national footprint, our ability to capitalize on the new home construction recovery, our ability to strengthen our market position, our ability to pursue value-enhancing acquisitions and our ability to improve profitability. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net

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